REGISTRATION RIGHTS AGREEMENT


           REGISTRATION RIGHTS AGREEMENT, dated as of September 21, 1998, among (i) Central Parking Corporation, a Tennessee corporation (the "Company"), (ii) Apollo Real Estate Investment Fund II, L.P., a Delaware limited partnership (together with its Affiliates, "Apollo"), (iii) AEW Partners, L.P., a Delaware limited partnership (together with its Affiliates, "AEW"), and (iv) Monroe J. Carell, Jr., The Monroe Carell, Jr. Foundation, Monroe Carell, Jr. 1995 Grantor Retained Annuity Trust, Monroe Carell, Jr. 1994 Grantor Retained Annuity Trust, The Carell Children's Trust, The 1996 Carell Grandchildren's Trust, The Carell Family Grandchildren 1990 Trust, The Kathryn Carell Brown Foundation, The Edith Carell Johnson Foundation, The Julia Carell Stadler Foundation, 1997 Carell Elizabeth Brown Trust, 1997 Ann Scott Johnson Trust, 1997 Julia Claire Stadler Trust, 1997 William Carell Johnson Trust, 1997 David Nicholas Brown Trust and 1997 George Monroe Stadler Trust (together with their respective Affiliates other than the Company, the "Carell Holders"). Apollo, AEW and all other holders at the effective time of the Merger (as hereinafter defined) of the shares of Common Stock, par value of $.01 per share (the "Holdings Common Stock"), of Allright Holdings, Inc., a Delaware corporation ("Holdings"), or of options and warrants to purchase shares of Holdings Common Stock, are sometimes referred to collectively as the "Allright Holders" and the Allright Holders and the Carell Holders are sometimes referred to collectively as the "Holders."

                            W I T N E S S E T H

           WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), by and among the Company, Central Merger Sub, Inc., a Delaware corporation ("Central Sub"), Holdings, AEW and Apollo, shareholders of Holdings will receive from the Company shares of the Company's Common Stock (as hereinafter defined) pursuant to the merger of Holdings with and into Central Sub, with Holdings being the surviving corporation (the "Merger"); and

           WHEREAS, the parties hereto desire to set forth the rights of the Holders and the obligations of the Company with respect to the registration of the Registrable Securities (as hereinafter defined) pursuant to the Securities Act (as hereinafter defined); and

           WHEREAS, the execution and delivery of this Agreement by the parties hereto is a condition to the willingness of each of Holdings, Apollo and AEW to enter into the Merger Agreement;

           NOW, THEREFORE, in consideration of the covenants and agreements of the Company, Central Sub and Holdings contained in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement. For purposes of this Agreement the following terms shall have the following meanings:

           "Affiliate" has the meaning assigned to such term under Rule 405 of the Securities Act.

           "Business Day" means any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed.

           "Charitable Organization" means any corporation, community chest, fund or foundation organized and operated exclusively for religious, charitable, scientific, testing for public safety, literary or educational purposes, or to foster national or international amateur sports competition or for the prevention of cruelty to children or animals, no part of the net earnings of which inures to the benefit of any private shareholder or individual (including, without limitation, any family members of Monroe J. Carell, Jr. and beneficiaries of the various trusts which are Carell Holders), no substantial part of the activities of which is carrying on propaganda, or otherwise attempting, to influence legislation, and which does not participate in, or intervene in (including the publishing or distributing of statements), any political campaign on behalf of (or in opposition to) any candidate for public office.

           "Common Stock" means the shares of common stock, par value $0.01 per share, of the Company.

           "Convertible Securities" means any securities of the Company or any Affiliates thereof which are convertible into, or exchangeable for, shares of common stock or common stock equivalents (excluding options and warrants which are issued to employees, officers and directors in the ordinary course of business consistent with past practice), the terms of which satisfy the following conditions: (a) the per share price for converting such convertible securities into, or exchanging such convertible securities for, shares of Common Stock must be at least 18% higher than the market price per share of Common Stock on the day before the issuance of such convertible securities, (b) such convertible securities must not be convertible into shares of Common Stock at any time before the three year anniversary of the issuance of such convertible securities, except with respect to earlier conversions related to extraordinary transactions in accordance with market practices, (c) such convertible securities must not, by their terms, place any restrictions on the ability of the Company to satisfy its obligations under this Agreement, or in any manner adversely impact the ability of any of the Holders to exercise the rights granted to them hereunder, and (d) the terms and provisions of such Convertible Securities must be consistent with customary market practices.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations thereunder.

           "Extra Underwriting End Date" means (i) in the event that the Extra Underwriting is consummated, the date set forth in the underwriting agreement for the Extra Underwriting as the first day after the closing of the Extra Underwriting that the Company, Apollo, AEW and the Carell Holders will be allowed to effect open market sales of shares of Common Stock without the consent of the Underwriters' Representative, (ii) in the event that the Extra Underwriting Notice is not given prior to the date one year following the Shelf Registration Date, such date or (iii) in the event that the Extra Underwriting Notice is given but the Extra Underwriting is abandoned with the concurrence of Apollo, AEW and the Carell Holders, the date of such abandonment.

           "Initial Liquidity Date" means the earliest date on which each of Apollo, AEW and the Carell Holders shall have received gross proceeds from the sale of Registrable Securities following the date hereof at least equal to their respecting Initial Underwriting Amounts.

           "Initial Underwriting Amount" means (i) in the case of either Apollo or AEW, $125 million (or such lesser amount, to the extent that (A) other Allright Holders participate in an Underwritten Offering which closes before the Initial Liquidity Date, or (B) AEW and Apollo elect to distribute shares of Common Stock to Cheslock, Bakker & Associates, Inc. ("CBA") before the Initial Liquidity Date (where such reduction shall be based on the aggregate market value of the Registrable Securities distributed to CBA by Apollo and AEW on the day prior to such transfer)),
 (ii) in the case of the Carell Holders, $100 million, and (iii) in the case of any other Holders, the product of (x) the amount of Registrable Securities received by such Holder at the Closing multiplied by (y) a fraction, the numerator of which is the amount of Registrable Securities the Underwriters' Representative of the Initial Underwriting believes, at the time the Initial Underwriting Notice is delivered to the Company, must be sold to yield gross proceeds of $125 million to Apollo (or, in the event that the Initial Underwriting Notice is not delivered to the Company by the end of the Initial Underwriting Notice Period, the amount of Registrable Securities that would be need to be sold, based on the Market Value per share of Common Stock on the day before the last day of the Initial Underwriting Notice Period, to yield gross proceeds of $125 million), and the denominator of which is the amount of Registrable Securities received by Apollo at the Closing.

           "Kinney Registration Rights" means the registration rights provided for in the registration rights agreement, dated February 12, 1998, by and among the Company, Lewis Katz and Saul Schwartz (the "Kinney Holders"), as in effect as of the date hereof, a complete and accurate copy of which has been provided by the Company to Apollo and AEW.

           "Market Value" means the average, rounded to the nearest cent ($0.01), of the closing price per share of Common Stock on the New York Stock Exchange for the twenty (20) consecutive trading days ending on the trading day immediately preceding the date in question.

           "Maximum Number" when used in connection with an underwritten offering, shall mean the number of shares of Common Stock that the Underwriters' Representative has informed the Company may be included as part of such offering without materially and adversely affecting the success or pricing of such offering.

           "Offering" means any Underwritten Offering, or any offering of unregistered securities to a purchaser or purchasers for reoffering to select investors in a transaction which is exempt from federal securities laws.

           "Person" shall mean any natural person, firm, individual, corporation, partnership, limited liability company, joint venture, business trust, association, trust, company or other organization or entity, whether incorporated or unincorporated.

           "Preferred Stock" means any shares of capital stock of the Company or any Affiliate thereof which have preferential rights to dividends or to amounts distributable upon liquidation of the Company.

           "Prospectus" means the prospectus included in the Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

           "Public" means all stockholders of the Company, as of a given date, excluding the Carell Holders, executive officers of the Company, members of the Board of Directors of the Company, and all other stockholders of the Company who then beneficially own at least 5% of the outstanding shares of Common Stock.

           "Publication Date" means the date on which the Company initially publishes financial results reflecting the first thirty days of combined operations of the Company and Holdings after the consummation of the Merger.

           "Registrable Securities" means, collectively, (i) the shares of Common Stock issued to the Allright Holders in connection with the Merger or pursuant to options or warrants held by the Allright Holders (the "Allright Shares"), (ii) any stock or other securities into which or for which the Allright Shares may hereafter be changed, converted or exchanged,
 (iii) any other securities issued or distributed in respect of the Allright Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise, and (iv) that number of shares of Common Stock that, when ultimately disposed of by the Carell Holders in one or more transactions after the date of this Agreement, will yield gross proceeds to the Carell Holders of $250 million (excluding transfers by the Carell Holders to any purchasers up to that amount of shares of Common Stock received by the Carell Holders pursuant to the contribution of assets to the Company, as required by the Transaction Support Agreement, dated as of the date hereof, by and among Monroe J. Carell, Jr., the Company, Apollo and AEW (the "Exempted Transfers")).

           "Registration Expenses" means any and all expenses incident to performance of or compliance by the Company with its registration obligations under Section 3, including, without limitation, (i) all SEC and securities exchange registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 7(h), (v) the fees and disbursements of counsel for the Company and of its independent public accountants, (vi) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, and
 (vii) the expenses incurred in connection with making "roadshow" presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities.

           "Registration Statement" means any registration statement of the Company which covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statements including post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

           "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder.

           "SEC" means the Securities and Exchange Commission.

           "Shelf Registration Date" means (i) in the event that the Initial Underwriting is consummated, the date set forth in the underwriting agreement for the Initial Underwriting as the first day after the closing of the Initial Underwriting that the Company, Apollo, AEW and the Carell Holders will be allowed to effect open market sales of shares of Common Stock without the consent of the Underwriters' Representative, (ii) in the event that the Initial Underwriting Notice is not given prior to the date nine months following the Publication Date, such date or (iii) in the event that the Initial Underwriting Notice is given but the Initial Underwriting is abandoned with the concurrence of Apollo, AEW and the Carell Holders, the date of such abandonment.

           "TIPS Registration Statement" means the shelf registration statement filed on Form S-3 on June 1, 1998 (registration statements no. 333-52497 and 333-52497-01) as such registration statements may be amended or supplemented from time to time.

           "Total Market Capitalization" means the aggregate market value of all outstanding equity securities, Preferred Stock and Convertible Securities of the Company, and the book value of all outstanding loan obligations and debt instruments of the Company (excluding any Convertible Securities).

           "Underwriting Amount" means that amount of shares of Common Stock, which, when sold in an Underwritten Offering, would yield gross proceeds of a given amount of money, as reasonably estimated by the owner of such shares of Common Stock and the Underwriters' Representative of such Underwritten Offering at the time such owner informs the Company of its desire to initiate, or participate in, an Underwritten Offering.

           "Underwriters' Representative" when used in connection with an Underwritten Offering, shall mean the managing underwriter of such offering, or, in the case of a co-managed underwriting, the managing underwriter designated as the Underwriters' Representative by the co-managers.

           "Underwritten Offering" shall mean a registration in which securities of the Company are sold to one or more underwriters for reoffering to the public.

      2. Securities Subject to This Agreement. The securities entitled to the benefits of this Agreement are the Registrable Securities. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act and they have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities are distributed to the public pursuant to Rule 144 and/or Rule 145 (or any similar provision then in force) under the Securities Act, (iii) such Registrable Securities shall have been otherwise transferred, new certificates for such Registrable Securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such Registrable Securities shall not require registration or qualification of such Registrable Securities under the Securities Act or any state securities or blue sky law then in force, or (iv) such Registrable Securities shall have ceased to be outstanding.

      3.   Registration Under the Securities Act.

           (a) Initial Underwriting. (i) At any time after the Publication Date and before the date nine months following the Publication Date (the "Initial Underwriting Notice Period"), the Carell Holders, or Allright Holders owning at least 80% of the Registrable Securities then owned by all the Allright Holders, shall have the right to demand, by written notice (the "Initial Underwriting Notice"), the Company to use its reasonable best efforts to register under the Securities Act up to the Initial Underwriting Amount for such Holder or Holders of Registrable Securities for resale by such Holder or Holders in an Underwritten Offering (the "Initial Underwriting"). In the event that one or more Holders deliver the Initial Underwriting Notice, the Company shall then promptly mail written notice thereof (a "Company Notice") to all other Holders, and then each such Holder may then elect to participate in the Initial Underwriting by delivering to the Company, within fifteen days after such Company Notice is given, a written notice specifying the number of Registrable Securities such Holders wish to have registered for resale in the Initial Underwriting up to but not exceeding such Holder's Initial Underwriting Amount. All rights to demand the Initial Underwriting shall expire immediately after an Initial Underwriting Notice is properly delivered to the Company, but shall be subject to the reinstatement provisions contained in Section 3(g).

           (ii) The Registrable Securities to be sold in the Initial Underwriting (including pursuant to any underwriters' overallotment option) shall be allocated among the various Holders participating in the Initial Underwriting up to but not exceeding their respective Initial Underwriting Amounts in the following order of priority: (A) subject to pro rata reduction to the extent that any allocations are made pursuant to clause
 (C), each of Apollo and AEW shall be entitled to receive (1) 50% of the first $100 million in gross proceeds (or, if only one of them is participating, 100% of such gross proceeds), (2) 0% of the next $50 million in gross proceeds, (3) 33 1/3% of the next $150 million in gross proceeds (or, if only one of them is participating, 66 2/3% of such gross proceeds), and (4) 50% of the next $50 million in gross proceeds (or, if only one of them is participating, 100% of such gross proceeds); (B) the Carell Holders shall be entitled to receive (1) 0% of the first $100 million in gross proceeds, (2) 100% of the next $50 million in gross proceeds, (3) 33 1/3% of the next $150 million in gross proceeds, and (4) 0% of the next $50 million in gross proceeds; and (C) any Allright Holders other than Apollo or AEW shall be entitled to receive a percentage of the gross proceeds allocated to Apollo and AEW hereunder equal to the percentage represented by the number of Registrable Securities then held by such Allright Holder divided by the number of Registrable Securities then held by all Allright Holders participating in the Initial Underwriting. In the event that there shall be gross proceeds in excess of $350 million and the Company shall determine not to allocate such excess to shares of Common Stock to be sold by the Company, the Holders shall be allocated additional Registrable Securities to be sold in proportion to their holding of all remaining Registrable Securities.

           (b) Shelf Registration. (i) The Company shall use its reasonable best efforts to promptly process, file and cause to become effective a Registration Statement on Form S-3 (the "Shelf") for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) and permitting sales in ordinary course brokerage or dealer transactions not involving an Underwritten Offering, the initial filing to be made not later than 30 days before the Shelf Registration Date in the event that the Initial Underwriting is consummated or 30 days after the Shelf Registration Date in the event that the Initial Underwriting Notice is not given or the Initial Underwriting is abandoned. Each Allright Holder which owns, on the date of the initial filing of the Shelf (the "Initial Filing Date"), Registrable Securities (each such Holder, an "Eligible Holder") shall have the right to resell such Registrable Securities under the Shelf until the date that such Eligible Holder sells all of such Registrable Securities, whether or not under the Shelf (such Eligible Holder's "Termination Date"). The Carell Holders shall have the right to resell that amount of Registrable Securities under the Shelf which has an aggregate Market Value, on the Initial Filing Date, of (a) $150 million, plus (b) the Initial Underwriting Amount of the Carell Holders, less (c) the gross proceeds received by the Carell Holders in all sales of Registrable Securities before the Initial Filing Date (excluding gross proceeds received in the Exempted Transfers). The Carell Holders shall lose their right to sell under the Shelf once they have sold, in one or more transactions occurring after the Initial Filing Date, whether in the Initial Underwriting, the Extra Underwriting, under the Shelf or otherwise, at least that amount of shares of Common Stock equal to the amount of Registrable Securities of the Carell Holders registered under the Shelf pursuant to this Section 3(b)(i) (the Carell Holders' "Termination Date"). The Company agrees to use its reasonable best efforts to keep the Shelf continuously effective and usable for resale of Registrable Securities until all Eligible Holders lose their rights to resell Registrable Securities under the Shelf.

           (ii) The Company agrees to include within the Method of Distribution for the Shelf the possible distribution by the Allright Holders to their respective investors of the Registrable Securities held by them; provided, that nothing herein shall restrict an Allright Holder from distributing Registrable Securities to its investors under the Shelf before it receives gross proceeds of at least its Initial Underwriting Amount, or sells an amount of Registrable Securities equal to at least its Initial Underwriting Amount. No Allright Holder may, however, transfer to its investors any registration rights granted hereunder when distributing Registrable Securities to such investors, unless the Company has failed to cause the Shelf to become effective within 45 days after the Shelf Registration Date.

           (iii) Each Allright Holder agrees that, in the event that it shall have received gross proceeds of at least its Initial Underwriting Amount, or sold that amount of Registrable Securities equal to at least its Initial Underwriting Amount, with respect to one or more sales of Registrable Securities (whether in the Initial Underwriting, the Extra Underwriting (as defined in Section 3(c)), resales under the Shelf or otherwise), it shall be restricted from reselling Registrable Securities under the Shelf until the Carell Holders shall have received gross proceeds of at least $100 million in one or more sales of Registrable Securities (whether in the Initial Underwriting, the Extra Underwriting, resales under the Shelf or otherwise) after the date of this Agreement. The Carell Holders agree that, in the event that they shall have received gross proceeds of at least $100 million with respect to one or more sales of Registrable Securities (whether in the Initial Underwriting, the Extra Underwriting, resales under the Shelf or otherwise), they shall be restricted from reselling Registrable Securities under the Shelf until each of Apollo and AEW shall have received gross proceeds of at least its Initial Underwriting Amount in one or more sales of Registrable Securities (whether in the Initial Underwriting, the Extra Underwriting, resales under the Shelf or otherwise) after the Closing. Each of Apollo, AEW and the Carell Holders agrees to promptly notify the Company and each other in writing at such time that it has received sufficient gross proceeds for it to become restricted from resales pursuant to this Section 3(b)(iii). Notwithstanding the foregoing, nothing herein shall restrict the ability of any Holder to distribute Registrable Securities to its investors.

           (iv) In the event that one or more Holders exercises a Demand Right (as defined in Section 3(c)), then each Eligible Holder (including the Holder or Holders exercising such Demand Right and regardless of whether or not such Eligible Holder elects to participate in the Extra Underwriting related to such Company Notice) may not sell any Registrable Securities under the Shelf at any time after 30 days after receiving such Company Notice and before the Extra Underwriting End Date; provided, that nothing herein shall limit the ability of an Allright Holder to distribute Registrable Securities to its investors.

           (v) The Company shall have the right, at any time after the Allright Holders, collectively, own less than 7% of all the Registrable Securities received by the Allright Holders in the Merger, to terminate the Shelf and promptly process and file, and use its reasonable best efforts to cause to become effective, a Registration Statement on Form S-3 (the "Second Shelf") for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) and permitting sales in ordinary course brokerage or dealer transactions not involving an Underwritten Offering. The Company must register for resale under the Second Shelf all Registrable Securities that were registered for resale under the Shelf at the time the Shelf is terminated, but may also register for sale under the Second Shelf all shares of Common Stock, and any other securities of the Company, that the Company desires to register for resale at such time. The Company shall cause the Second Shelf to remain effective at least up to the date until which the Company would, under the terms of this Agreement, be required to maintain the effectiveness of the Shelf, if otherwise not terminated pursuant to this Section 3(b)(v). The Holders shall not have any restrictions on their ability to resell Registrable Securities under the Second Shelf which are greater than the restrictions on their ability to resell Registrable Securities under the Shelf.

           (c) Extra Underwriting. (i) In the event that, as of the date of the giving of the Extra Underwriting Notice referred to below, either Apollo or AEW shall have failed to receive gross proceeds of at least its Initial Underwriting Amount from selling Registrable Securities or the Carell Holders shall have failed to receive gross proceeds of at least $100 million from selling Registrable Securities, each of (A) AEW and/or Apollo, if AEW and/or Apollo shall have failed to receive such gross proceeds, together with all other Allright Holders who have failed to sell that amount of Registrable Securities equal to at least their respective Initial Underwriting Amounts, by agreement of Allright Holders owning at least 60% of the Registrable Securities then owned by all the Allright Holders, (B) and the Carell Holders, if they have failed to receive gross proceeds of at least their Initial Underwriting Amount, shall have the right, at any time commencing on the Shelf Registration Date and ending on the twelve month anniversary of the Shelf Registration Date (the "Extra Underwriting Notice Period"), to demand (a "Demand Right"), by written notice (an "Extra Underwriting Notice"), the Company to use its reasonable best efforts to register under the Securities Act up to the Initial Underwriting Amount of such Holder or Holders, less the amount of gross proceeds received by, or the amount of Registrable Securities sold by, such Holder in the Initial Underwriting, if any, and in any other sales of Registrable Securities after the Shelf Registration Date, for resale by such Holder or Holders in
 an Underwritten Offering (the "Extra Underwriting").   In the event that
 one or more of such Holders deliver the Extra Underwriting Notice, the Company shall then promptly mail a Company Notice to all other Holders who shall have failed to receive gross proceeds of at least their respective Initial Underwriting Amounts, or to sell that amount of Registrable Securities equal to at least their respective Initial Underwriting Amounts, and then each such other Holder may then elect to participate in the Extra Underwriting by delivering to the Company, within fifteen days after such Company Notice is given, a written notice specifying the number of Registrable Securities such Holders wish to have registered for resale in the Initial Underwriting up to but not exceeding such Holder's Initial Underwriting Amount, less the amount of gross proceeds received by such Holder, or that amount of Registrable Securities sold by such Holder, in the Initial Underwriting, if any, and in any other sales of Registrable Securities after the date hereof. The Company shall use its reasonable best efforts to promptly (but in no event later than fifteen Business Days after receipt of the Extra Period Demand Notice) supplement or amend the Shelf, including the Method of Distribution or similar section therein, or, in the event that the Shelf shall not have been filed, to promptly process, file and cause to become effective a Registration Statement on Form S-3, in order to cover registration of the resale of all of the Registrable Securities properly requested to be registered pursuant to this Section 3(c)(i) by the Holders. All Demand Rights shall expire immediately after an Extra Underwriting Notice is properly delivered to the Company, but shall be subject to the reinstatement provisions contained in Section 3(g).

           (ii) The Registrable Securities to be sold in the Extra Underwriting (including pursuant to any underwriters' overallotment option) shall be allocated among the various Holders participating in the Extra Underwriting up to but not exceeding their respective Initial Underwriting Amounts in the same order of priority set forth in Section 3(a)(ii), except that for purposes of this Section 3(c)(ii) determinations of the gross proceeds received by any Holder shall be deemed to include gross proceeds received from the sale of any Registrable Securities following the date hereof and through and including the Extra Underwriting, and determinations of the amount of Registrable Securities sold by any Holder shall be deemed to include any sales of Registrable Securities following the date hereof and through and including the Extra Underwriting, but shall not be deemed to include the distribution of Registrable Securities by a Holder to its investors.

           (d) Incidental Registration. If at any time the Company proposes to register any of its Common Stock under the Securities Act after the date hereof (other than in connection with any acquisition or business combination transaction and other than in connection with stock options and employee benefit plans and compensation) either in connection with a primary offering for cash for the account of the Company, a secondary offering or a combined primary and secondary offering, the Company will, each time it intends to effect such a registration, give a Company Notice to all Holders whose Termination Date shall not have occurred at least 15 Business Days prior to the initial filing of a registration statement with the SEC pertaining thereto, informing such Holders of its intent to file such registration statement and of the Holders' right to request the registration of the Registrable Securities held by the Holders. Upon the written request of one or more of the Holders made within 10 business days after any such Company Notice is given (which request shall specify the Registrable Securities intended to be disposed of by each such Holder, and, unless the applicable registration is intended to effect a primary offering of Common Stock for cash for the account of the Company, the intended method of distribution thereof), the Company will use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities, which the Company has been so requested to register by one or more Holders to the extent required to permit the disposition (in accordance with the intended methods of distribution thereof or, in the case of a registration which is intended to effect a primary offering for cash for the account of the Company, in accordance with the Company's intended method of distribution) of the Registrable Securities so requested to be registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the registration statement filed by the Company or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the registration statement filed by the Company, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such registration statement or by the Securities Act, any state securities or blue sky laws, or any rules and regulations thereunder; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay such registration of the securities, the Company shall give written notice of such determination to each Holder of Registrable Securities and, thereupon, (A) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (B) in the case of a determination to delay such registration, the Company shall be permitted to delay registration of any Registrable Securities requested to be included in such registration statement for the same period as the delay in registering such other securities.

           (e) Underwriter Limitations. (i) If, in connection with an Underwritten Offering other than the Initial Underwriting or the Extra Underwriting, the Underwriters' Representative of the offering registered thereon shall inform the Company in writing that in its opinion there is a Maximum Number of shares of Common Stock that may be successfully included therein; then (a) in the event such Registration Statement relates to an offering initiated by the Company of Common Stock being offered for the account of the Company, the Company may include in such registration the number of shares it proposes to offer and, if such number is less than the Maximum Number, then the number of shares of Common Stock requested to be included in such registration by any Person other than the Company may be reduced, pro rata in proportion to the number of shares of Common Stock owned by such Persons requesting to participate in such offering, to the extent necessary to reduce the respective total number of shares of Common Stock requested to be included in such offering to the Maximum Number, and
 (b) in the event such a Registration Statement is initiated by any Person other than the Company or a Holder, such Person shall have the right, in its sole discretion, to include in such registration the number of shares of Common Stock it proposes to offer and, if such number is less than the Maximum Number, then the number of shares of Common Stock requested to be included by any other Person may be reduced pro rata in proportion to the number of shares of Common Stock owned by such Persons, to the extent necessary to reduce the respective total number of shares of Common Stock requested to be included in such offering to the Maximum Number.

           (ii) Notwithstanding Section 3(e)(i), in the event that the Company decides to conduct an Underwritten Offering other than the Initial Underwriting and the Extra Underwriting, and at such time any of Apollo, AEW or the Carell Holders shall have failed to receive gross proceeds from the sale of Registrable Securities since the date hereof at least equal to at least their respective Initial Underwriting Amounts, and if the Underwriters' Representative of such Underwritten Offering shall inform the Company in writing that in its opinion there is a Maximum Number of shares of Common Stock that may be successfully included therein beyond the number of shares to be sold by the Company, then each of the above Holders who shall have so failed to receive such gross proceeds, and all other Holders who shall have failed to sell that amount of Registrable Securities equal to their respective Initial Underwriting Amounts, may include in such registration that number of Registrable Securities which, in the opinion of the Underwriters' Representative, when sold would yield gross proceeds sufficient to bring each such Holder's gross proceeds from the sale of Registrable Securities after the date hereof to such Holder's Initial Underwriting Amount, or would allow each such Holder to sell an amount of Registrable Securities which would bring each such Holder's amount of Registrable Securities sold to its Initial Underwriting Amount. To the extent that the Maximum Number is insufficient to accomplish the foregoing, the Registrable Securities to be sold in such Underwritten Offering (including pursuant to any underwriters' overallotment option) shall be allocated among the various Holders participating in such Underwritten Offering up to but not exceeding their respective Initial Underwriting Amounts in the same order of priority set forth in Section 3(a)(ii).

           (iii) Notwithstanding the foregoing, any reduction of the shares of Common Stock requested by a Person to be included in any Registration Statement pursuant to this Section 3(e) shall be limited to the extent such reduction would place the Company in breach of any presently existing contractual obligations that it might have.

           (f) Company Limitations. (i) The Company hereby agrees that, until the earlier to occur of the Extra Underwriting End Date and the Initial Liquidity Date, it will not (i) sell any shares of Common Stock other than (A) pursuant to the Merger, (B) to the Carell Holders, to the extent the issuance of such shares of Common Stock is required by Section
 5.14 of the Merger Agreement, (C) pursuant to mergers, acquisitions and purchases involving the Company and/or its Affiliates whereby the Company issues shares of Common Stock which are not registered under the Securities Act and which either (1) have an aggregate value of no more than $10 million (where the value of a share of Common Stock issued pursuant to a given transaction is determined based on the closing price per share of Common Stock on the trading day immediately preceding the date on which such transaction occurred), or (2) are not transferable by the holders thereof for at least two years from the respective dates of issuance, or
 (D) upon exercise of options or conversion of other securities outstanding as of the date of this Agreement, or options or other securities issued to employees, officers and directors after the date of this Agreement in the ordinary course of business consistent with past practice, with or without registration under the Securities Act, without first providing for the sale of Registrable Securities as contemplated by Section 3(a)(ii), (ii) permit any Underwritten Offering, not for the account of the Company, involving the sale of shares of Common Stock other than the Initial Underwriting, the Extra Underwriting, the TIPS Registration Statement and any Underwritten Offering required by the Kinney Registration Rights, (iii) grant to any Holder, or any Person included within the Carell Holders, registration rights not provided for in this Agreement as of the date hereof, or waive any conditions herein with respect to any Holder, or any Person included within the Carell Holders, without waiving such conditions with respect to all other Holders, (iv) otherwise facilitate a sale by any Person with the Holders of shares of Common Stock, (v) grant registration rights to any Person which would permit such Person to participate in the Initial Underwriting, the Shelf or the Extra Underwriting, or to have such Person's shares of Common Stock registered for resale, prior to the Initial Liquidity Date, or (vi) grant to any Person registration rights that contemplate Underwritten Offerings which preclude the exercise of the customary "piggyback" rights granted to certain Holders in Section 3(d).

           (ii) Furthermore, during the period of time beginning on the date hereof and ending on the Shelf Registration Date, or, in the event that the Underwriters' Representative of the Initial Underwriting provides the Company with its written consent to a plan by the Company to conduct an Offering of Preferred Stock or Convertible Securities during the Lockout Period (as hereinafter defined) related to the Initial Underwriting, ending on the closing of the Initial Underwriting, the Company may not sell any shares of Preferred Stock or Convertible Securities, and during the period of time beginning on the day after the Shelf Registration Date and ending on the earlier to occur of the Extra Underwriting End Date and the Initial Liquidity Date, the Company may not sell shares of Preferred Stock and/or Convertible Securities if, after consummation of such sale, the aggregate market value of the Preferred Stock and/or Convertible Securities outstanding (as calculated on the day such transaction is completed) is greater than the lesser of (a) 20% of the Company's Total Market Capitalization (as calculated on the day such transaction is completed), and (b) 50% of the market value of the outstanding shares of Common Stock held by the Public on the day such transaction is completed. The Company hereby agrees that in the event that it elects to conduct an Offering of Preferred Stock or Convertible Securities, it will promptly mail a Company Notice to all Holders who shall have then failed to receive gross proceeds of at least their respective Initial Underwriting Amounts, or to sell that amount of Registrable Securities equal to at least their respective Initial Underwriting Amounts. Each such Holder may then elect to participate in such Offering by delivering to the Company, within fifteen days after such Company Notice is given, a written notice specifying the number of Registrable Securities such Holder wishes to have sold in such Offering up to but not exceeding such Holder's Initial Underwriting Amount, less the amount of gross proceeds received by such Holder, or that amount of Registrable Securities sold by such Holder, in the Initial Underwriting, if any, and in any other sales of Registrable Securities after the date hereof. In the event that one or more Holders elects to participate in an Offering, the Company hereby agrees that it will include the offering of Registrable Securities by such Holder or Holders in any "roadshow" marketing efforts conducted by the Company in connection with such Offering. In the event that a Holder sells Registrable Securities in an Offering, regardless of whether or not such Offering is covered by a registration statement filed by the Company, such Holder shall be subject to the provisions of Section 6 of this Agreement, to the extent that the Underwriters' Representative, or, in the event an Offering is not conducted on a "firm commitment" underwritten basis, the substantial equivalent of an Underwriters' Representative (the "Lead Purchaser"), asks participating sellers to refrain from selling shares of Common Stock during a Lockout Period (as hereinafter defined). No Holder, however, shall be obligated to refrain from selling shares of Common Stock during a Lockout Period relating to an Offering of Convertible Securities or Preferred Stock if such Holder did not participate in such Offering.

           (iii) In the event that Holders participate in an Offering of Convertible Securities or Preferred Stock, then the Extra Underwriting Notice Period shall be deemed not to continue to run during that period of time beginning on the first date that a Holder or Holders notifies the Company of its or their desire to participate in such Offering, and ending on the date that the Underwriters' Representative or the Lead Purchaser of such Offering selects as the first day that the participating sellers may sell shares of Common Stock after the closing of such Offering, or, in the event that such Offering is not consummated, on the date such Offering is abandoned (an "Offering End Date"). Such extension of the Extra Underwriting Notice Period shall only be deemed to occur, however, in the event that an Offering End Date occurs before the Initial Liquidity Date. For purposes of this Agreement, participation in an Offering of Convertible Securities or Preferred Stock by one or more Holders shall not be deemed to be an exercise of a Demand Right or a right to demand the Initial Underwriting.

           (g) Pricing Determinations. (i) The Carell Holders and (ii) representatives of the Allright Holders electing to participate in the Initial Underwriting and/or the Extra Underwriting, such representatives to be selected by Allright Holders owning a majority of the Registrable Securities being offered by the Allright Holders for resale in such Underwritten Offering, shall mutually determine the offering price per share and underwriting discounts that shall apply in the Initial Underwriting and the Extra Underwriting, subject to the right of (i) any such Holder to withdraw its Registrable Securities from such Underwritten Offering should it be dissatisfied with the proposed offering price per share or underwriting discount, and (ii) any non-withdrawing Holders to include additional Registrable Securities in such Underwritten Offering to replace shares withdrawn by another Holder. In the event that the Company refuses to execute the underwriting agreement related to the Initial Underwriting or the Extra Underwriting, and subsequently the Initial Underwriting or the Extra Underwriting, as the case may be, is abandoned, then all rights to demand the Initial Underwriting or the Extra Underwriting, as the case may be, shall be restored, and the Initial Underwriting Notice Period or the Extra Underwriting Notice Period, as the case may be, shall be reinstated for that amount of days equal to the difference between (x) the amount of days comprising such period, less (y) the amount of days that lapsed in such period before the Initial Underwriting Notice or the Extra Underwriting Notice, as the case may be, was delivered to the Company.

           (h) Kinney Registration Rights. The registration rights granted hereunder shall be subordinate to the Kinney Registration Rights; provided, that, in the event that the Kinney Holders exercise a "demand" Kinney Registration Right during the Extra Underwriting Notice Period and before the Extra Underwriting Notice is properly delivered to the Company, or during the Initial Underwriting Notice Period and before the Company receives a demand for the Initial Underwriting, then the Extra Underwriting Notice Period or the Initial Underwriting Notice Period, as the case may be, shall be deemed not to continue to run during that period of time beginning on the date a "demand" Kinney Registration Right is exercised and ending on the date that the Underwriters' Representative of the Underwritten Offering related to such exercise selects as the first day that the Company and the Kinney Holders may sell shares of Common Stock after the closing of such Underwritten Offering, or, in the event that such Underwritten Offering is not consummated, on the date such Underwritten Offering is abandoned (a "Kinney Offering End Date"). Such extension of the Extra Underwriting Notice Period or the Initial Underwriting Notice Period shall only be deemed to occur, however, in the event that a Kinney Offering End Date occurs before the Initial Liquidity Date.

           (i) Sales of Registrable Securities. For purposes of this Agreement, the following transfers of Registrable Securities shall not be deemed to be "sales" of Registrable Securities: (i) the transfers of shares among Persons comprising an individual Holder, (ii) pledges of shares permitted under Section 11(d), (iii) transfers of shares by Apollo and AEW to CBA, (iv) the Exempted Transfers, (v) donations of shares by the Holders which are made to Charitable Organizations, and (vi) any distribution of shares by an Allright Holder to its investors.

      4. Blackout Period. The Company shall be entitled to elect that a Registration Statement not be usable, for a reasonable period of time, but not in excess of 30 days, with respect to a Registration Statement relating to the Initial Underwriting, or 90 days, with respect to a Registration Statement related to any other sale of Registrable Securities (a "Blackout Period"), if the Company determines in good faith that the registration and distribution of Registrable Securities (or the use of the Registration Statement or related Prospectus) would interfere with any pending material financing, acquisition, corporate reorganization or any other material corporate development involving the Company or any of its subsidiaries or would require premature disclosure thereof and promptly gives the Holders of Registrable Securities written notice of such determination, and if requested by Holders, the Company will promptly deliver to it or them a general statement of the reasons for such postponement or restriction on use and an approximation of the anticipated delay; provided, however, that the aggregate number of days included in all Blackout Periods, when taken together with any Lockout Periods and Suspension Periods, during any consecutive 12 months after the Publication Date shall not exceed 180 days (or such longer period of time, to the extent that the Underwriters' Representative of the Initial Underwriting requests a Lockout Period for the Company and the Holders of longer than 90 days after the Initial Underwriting).

      5. Selection of Underwriters. Subject to the right of Central, the Carell Holders and representatives of the Allright Holders electing to participate in the Initial Underwriting and/or the Extra Underwriting, such representatives to be selected by Allright Holders owning a majority of the Registrable Securities being offered for resale by the Allright Holders in such Underwritten Offering, to jointly determine otherwise, (i) Bear Stearns & Co. Inc. shall be the lead-managing underwriter of the Initial Underwriting and the Extra Underwriting, shall manage the "book" related to such Underwritten Offerings, and shall be the Underwriters' Representative of such Underwritten Offerings and (ii) NationsBanc Montgomery Securities LLC and J.C. Bradford & Co. shall each be a co-managing underwriter with respect to such Underwritten Offerings.

      6.   Holdback Agreement.

           (a) If so requested by the Underwriters' Representative in connection with an offering of shares of Common Stock covered by a registration statement filed by the Company, the Holders participating in such Underwritten Offering, and all other Holders who are Affiliates of Central at the time of such Underwritten Offering, shall agree not to effect any sale or distribution of the Registrable Securities other than pursuant to such Underwritten Offering, including a sale pursuant to Rule 144, without the prior written consent of the Underwriters' Representative (which if given to any such Holder shall be deemed to be given to all such Holders), during the 7-day period prior to, and during the 90-day period beginning on, the date such registration statement or amendment to such registration statement is declared effective under the Securities Act by the SEC or, with respect to the Initial Underwriting, for a longer period of time if so requested by the Underwriters' Representative of the Initial Underwriting (any such period, a "Lockout Period"); provided that the Holders are timely notified of such effective date in writing by the Company or the Underwriters' Representative. The Holders shall not be subject to Lockout Periods for longer than 97 days (or such longer period of time, to the extent that the Underwriters' Representative of the Initial Underwriting requests a Lockout Period for the Company and the Holders of longer than 90 days after the Initial Underwriting) during any 12-month period and shall not be subject to Lockout Periods, when taken together with any Blackout Periods and Suspension Periods, during any consecutive 12 months after the Publication Date in excess of 180 days (or such longer period of time, to the extent that the Underwriters' Representative of the Initial Underwriting requests a Lockout Period for the Company and the Holders of longer than 90 days after the Initial Underwriting). A Holder shall no longer be subject to such restrictions following such Holder's Termination Date.

           (b) If so requested by the Underwriters' Representative in connection with an Underwritten Offering of any Registrable Securities, the Company shall agree not to effect any sale or distribution of shares of Common Stock without the prior written consent of the Underwriters' Representative (other than in connection with any acquisition or business combination transaction and other than in connection with stock options and employee benefit plans and compensation) during the 7-day period prior to, and during the 90-day period beginning on, the date the registration statement or amendment to a registration statement relating to such Underwritten Offering is declared effective under the Securities Act by the SEC or, with respect to the Initial Underwriting, for a longer period of time if so requested by the Underwriters' Representative of Initial Underwriting, and shall use its reasonable best efforts to obtain and enforce similar agreements from any other Persons if requested by the Underwriters' Representative.

           (c) Notwithstanding anything else in this Section 6 to the contrary, no Holder shall be precluded from distributing to its investors the Registrable Securities as set forth in Section 3(b)(ii).

      7. Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement and the Merger Agreement, the Company will as expeditiously as possible and without limiting any time period set forth elsewhere in this
 Agreement:

           (a) Subject to the requirements to file the Registration Statement on Form S-4 pursuant to the Merger Agreement, prepare and file with the SEC a Registration Statement with respect to such Registrable Securities on a form for which the Company then qualifies or which counsel for the Company shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective as promptly as practicable after filing and to keep such Registration Statements effective as provided in Section 3; provided that, a reasonable time before filing a Registration Statement or Prospectus or any amendments or supplements thereto (other than reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the SEC thereunder), the Company will furnish to the Holders of Registrable Securities covered by such Registration Statement and their counsel for review and comment copies of all documents proposed to be filed;

           (b) prepare and file with the SEC amendments and post-effective amendments to each such Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act for shelf registration or otherwise necessary to keep such Registration Statement effective for the applicable period and cause the Prospectus as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to otherwise comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition set forth in such Registration Statement and Prospectus;

           (c) furnish to each Holder of such Registrable Securities such number of copies of such Registration Statement and of each amendment and post-effective amendment thereto (in each case including all exhibits), the Prospectus and Prospectus supplement, as applicable, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder (the Company hereby consenting to the use (subject to the limitations set forth in the last paragraph of this Section 7) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

           (d) use its reasonable best efforts to register or qualify such Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this
 Section 7(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

           (e) notify each Holder of any such Registrable Securities covered by such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 7(b), of the Company's becoming aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any such Holder prepare and furnish to such Holder a reasonable number of copies of an amendment or supplement to the Registration Statement or related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

           (f) notify each Holder of Registrable Securities covered by such Registration Statement at any time

                (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective,

                (2) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, and of any comments, oral or written, by the SEC with respect thereto,

                (3) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose,

                (4) if at any time the representations and warranties of the Company contemplated by paragraph (i)(1) below cease to be true and correct, and

                (5) of the receipt by the Company of any notification with respect to the suspension of qualification or exemption from qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

           (g) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the Registration Statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

           (h) cause all such Registrable Securities to be listed on any securities exchange on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange, and to provide a transfer agent, CUSIP number and registrar for such Registrable Securities covered by such Registration Statement no later than the effective date of such Registration Statement;

           (i) enter into agreements (including underwriting agreements) and take all other appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Offering:

                (1) make such representations and warranties to the Holders of such Registrable Securities, limited, as to such Holders, to the extent such representations and warranties are based solely on representations and warranties made by such Holders, and the underwriters, if any, and agree to such indemnification and contribution agreements, in form, substance and scope as are customarily made by issuers to underwriters in comparable underwritten offerings;

                (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the underwriters, if any, the Holders of the Registrable Securities being sold) addressed to each such Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in comparable underwritten offerings and such other matters as may be reasonably requested by such Holders and such underwriters;

                (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holders of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with comparable underwritten offerings;

                (4) if requested, provide the indemnification in accordance with the provisions and procedures of Section 9 hereof to all parties to be indemnified pursuant to said Section; and

                (5) deliver such documents and certificates as may be reasonably requested by Apollo, AEW or the Carell Holders and the underwriters, if any, to evidence compliance with clause (f) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company;

 provided, that the matters set forth in this Section 7(i) shall be effected at each closing under any underwriting or similar agreement as and to the extent required thereunder and that nothing in this Section 7(i) shall be interpreted in any manner which would increase the liability of the Company to the Holders beyond those provided for in Section 9;

           (j) cooperate with the Holders of Registrable Securities covered by such Registration Statement and the underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the underwriter or underwriters, if any, or such Holders may reasonably request;

           (k) if requested by the underwriter or underwriters or a Holder of Registrable Securities being sold in connection with an Underwritten Offering, immediately incorporate in a Prospectus supplement or post-effective amendment such information as the underwriters and the Holders of the Registrable Securities being sold, agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the principal amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering and make all required filings of such Prospectus supplement or post-effective amendment promptly upon being notified of the matters of be incorporated in such Prospectus supplement or post-effective amendment;

           (l) in the event of the Initial Underwriting and the Extra Underwriting, participate in any "roadshow" marketing efforts reasonably requested by the underwriters; and

           (m) make available for inspection by any Holder of Registrable Securities included in such Registration Statement any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such Holder or underwriter (collectively, the "Inspectors"), all financial and other records and other information, pertinent corporate documents and properties of any of the Company and its subsidiaries and affiliates (collectively, the "Records"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility.

           The Company may require each Holder of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to tine reasonably request in writing.

           Each Holder of Registrable Securities agrees that, upon receipt of any notice (the "Suspension Notice") from the Company of the happening of any event of the kind described in Section 7(e), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 7(e), and, if so directed by the Company, such Holder will use its reasonable best efforts to deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. The Company will use its reasonable best efforts to ensure that no Suspension Period exceeds 30 days. The Company shall not be permitted to give more than one Suspension Notice during any period of 12 consecutive months or to cause the aggregate number of days included in all Suspension Periods, when taken together with any Blackout Periods and Lockout Periods, during any consecutive 12 months after the Publication Date to exceed 180 days (or such longer period of time, to the extent that the Underwriters' Representative of the Initial Underwriting requests a Lockout Period for the Company and the Holders of longer than 90 days after the Initial Underwriting).

      8. Registration Expenses. With respect to the Initial Underwriting and the Extra Underwriting but not any other Underwritten Offering in which they may participate, the Holders participating as sellers shall, on a pro-rata basis based on the amount of Registrable Securities sold by each seller in such Underwritten Offering, pay all Registration Expenses incurred in connection with the Registrable Securities sold by such holders; provided, that if, within two years following the closing of either such Underwritten Offering, the Company provides reimbursement of any such expenses to any Holder, it will provide pro rata reimbursement to all Holders. Each such Holder will also be responsible for the payment of its own underwriting discounts, commissions and transfer taxes, if any, relating to the sale or disposition of such Registrable Securities and any of its own expenses, including the fees and expenses of any counsel retained by it.

      9.   Indemnification; Contribution.

           (a) Indemnification by the Company. The Company agrees to indemnify each Holder of Registrable Securities, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act) and any agent or investment adviser thereof against all losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses of investigation) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon (i) any untrue or alleged untrue statement of material fact contained in a Registration Statement, any Prospectus or preliminary Prospectus, or any amendment or supplement to any of the foregoing or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus or a preliminary Prospectus, in light of the circumstances then existing) not misleading, except in each case insofar as the same arise out of or are based upon, any such untrue statement or omission made in reliance on and in conformity with (i) information with respect to such indemnified party furnished in writing to the Company by such indemnified party or its counsel expressly for use therein, or (ii) with respect to Apollo and AEW, the representations and warranties made by Holdings in the Merger Agreement and the schedules attached thereto, but only to the extent that such representations and warranties were incorrect as of the Closing and the alleged inaccuracies or omissions relate to periods preceding the Closing; provided, that the release of the Company's indemnification obligations pursuant to clause (ii) will be limited (x) to the extent that the Company becomes aware that a representation or warranty made by Holdings in the Merger Agreement and the schedules thereto is incorrect or incomplete before the effectiveness of the Registration Statement, the Prospectus or preliminary Prospectus, or any amendment or supplement to any of the foregoing, containing such untrue statement or omission or (y) to the extent that the Company became aware of such incorrectness or incompleteness after the effectiveness of such document and failed to promptly amend or supplement such document as may be necessary to satisfy the requirements of the Securities Act. In connection with an Underwritten Offering, the Company will indemnify the underwriters thereof, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities. Notwithstanding the foregoing provisions of this Section 9(a), in the case of an offering that is not an Underwritten Offering, the Company will not be liable to any Holder of Registrable Securities under the indemnity agreement in this Section 9(a) for any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense that arises out of such Holder's failure to send or give a copy of the final Prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of the Registrable Securities to such Person if such statement or omission was corrected in such final Prospectus and the Company has previously furnished copies thereof in accordance with this Agreement. Notwithstanding the foregoing, nothing in this Section 9(a) shall be construed in any manner which would increase the indemnification liabilities of Apollo and/or AEW to the Company contained in Article VIII of the Merger Agreement.

           (b) Indemnification by Holders of Registrable Securities. In connection with a Registration Statement, each Holder will furnish to the Company in writing such information, including with respect to the name, address and the amount of Registrable Securities held by such Holder, as the Company reasonably requests for use in such Registration Statement or the related Prospectus and agrees to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 9(a)) the Company, all other prospective Holders, with respect to a Holder, or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling Persons, (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in such Registration Statement or Prospectus or any amendment or supplement to either of them or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to such Holder furnished in writing to the Company by such Holder or its counsel specifically for inclusion therein.

           (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement (provided that failure to give such notification shall not affect the obligations of the indemnifying person pursuant to this Section 9 except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under these indemnification provisions for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party a conflict of interest is likely to exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels. The indemnifying party will not be subject to any liability for any settlement made without its consent (which consent will not be unreasonably withheld).

           (d) Contribution. If the indemnification from the indemnifying party provided for in this Section 9 is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities and expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 9(c), any legal and other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding.

           The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9(d), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Holder of Registrable Securities shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Holder were offered to the public (net of all underwriting discounts and commissions) exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

           If indemnification is available under this Section 9, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 9(a) or (b), as the case may be, without regard to the relative fault of said indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 9(d).

           (e) The provisions of this Section 9 shall be applicable in respect of each registration pursuant to this Agreement, shall be in addition to any liability which any party may have to any other party and shall survive any termination of this Agreement.

      10. Rule 144. For a period of two years following the Closing Date or, if at the end of such two year period, a Holder is an affiliate of the Company, until such time as no Holder is an affiliate of the Company, the Company covenants that it will use reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, use its reasonable best efforts to make publicly available other information so long as necessary to permit sales under Rule 144 under the Securities Act), and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

      11.  Miscellaneous.

           (a) Remedies. Each Holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.

           (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Carell Holders and Allright Holders owning 70% of the Registrable Securities then held by all of the Allright Holders.

           (c) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid, or courier guaranteeing next day delivery to the parties at the following addresses (or at such other address for any party an shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof). Notices delivered personally shall be effective upon receipt, notices sent by mail shall be effective three days after mailing, notices sent by telex shall be effective when answered back, notices sent by telecopier shall be effective when receipt is acknowledged, and notices sent by courier guaranteeing next day delivery shall be effective on the next business day after timely delivery to the courier:

           (i)  if to the Holders at:

                     Apollo Real Estate Investment Fund II, L.P.
                     1301 Avenue of the Americas
                     New York, NY  10019
                     Attention:  William S. Benjamin
                     Facsimile:  (212) 261-4060

                and

                     AEW Partners, L.P.
                     225 Franklin Street
                     Boston, MA  02110-2803
                     Attention:  Marc Davidson
                     Facsimile:  (617) 261-9555

                with a copy to:

                     Skadden, Arps, Slate, Meagher & Flom LLP
                     919 Third Avenue
                     New York, NY  10022
                     Attention:   Randall H. Doud
                     Facsimile:  (212) 735-2000

                and

                     Goodwin, Procter & Hoar
                     Exchange Place
                     Boston, MA 02109
                     Attention:  Laura Hodges Taylor
                     Facsimile:  (617) 570-8150

           (ii) if to the Company at:

                     Central Parking Corporation
                     2401 21st Avenue South, Suite 200
                     Nashville, TN  37212
                     Attention: Monroe J. Carell, Jr.
                     Facsimile: (615)297-6240

                with copies to:

                     Harwell Howard Hyne Gabbert & Manner, P.C.
                     1800 First American Center
                     315 Deaderick Street
                     Nashville, TN  37238
                     Attention:  Mark Manner
                     Facsimile:   (615) 251-1059

           (iii)     if to the Carell Holders at:

                     Central Parking Corporation
                     2401 21st Avenue South, Suite 200
                     Nashville, TN  37212
                     Attention: Monroe J. Carell, Jr.
                     Facsimile: (615) 297-6240

           (d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors of each of the parties and transferees of Registrable Securities. No provision of this Agreement shall be construed in any manner as to restrict the ability of any Holder to pledge all or any portion of the Registrable Securities owned by such Holder, including the registration rights related to such Registrable Securities granted hereunder, to any lender; provided, that, in the event that one or more pledgees succeed to all or a portion of the shares of Common Stock, and the registration rights related to such shares, formerly owned by a Holder, such registration rights may only be exercised if the then holders of a majority of such shares agree to exercise such right. Accordingly, with respect to the exercise of any of the registration rights granted hereunder, the original Holder of Registrable Securities, and all pledgees of such Holder's Registrable Securities, shall be deemed to be, collectively, one Holder. No holder of any such shares of Common Stock, however, whether a Holder or a pledgee, shall be under any obligation to sell, transfer or register any of the shares of Common Stock it then owns in the event that a majority of such holders elects to exercise any registration right granted hereunder.

           (e) Kinney Shareholders Agreement. The Company hereby agrees that it will use its reasonable best efforts to comply with all provisions of the shareholders agreement and agreement not to compete, dated as of February 12, 1998, by and among the Company, Monroe J. Carell, Jr. and the Kinney Holders, which are related, in any manner, to the timing of the activation of the Kinney Registration Rights, or in any manner amend or modify such shareholders agreement in a manner adverse to the Holders with respect to the registration rights granted hereunder.

           (f) Construction. References herein to a specified number of Registrable Securities are subject to equitable adjustment for shares of Common Stock issued as a dividend or distribution on account of Registrable Securities and for any combination or subdivision of outstanding
 Registrable Securities into a less or greater number of securities (by reclassification, stock split or otherwise). In the event shares of Common Stock included in the Registrable Securities are exchanged for any other securities issued by the Company, such other securities shall constitute Registrable Securities in accordance with clause (b) of the definition of "Registrable Securities" in Section 1 and the provisions of this Agreement shall be interpreted and construed in order to provide registration rights with respect to such other securities constituting Registrable Securities that are substantially identical to the registration rights granted hereunder with respect to the exchanged shares of Common Stock.

           (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

           (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

           (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed wholly within that State.

           (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

           (k) Entire Agreement. This Agreement is intended by the parties as a final expression and a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, warranties or undertakings with respect to the subject matter hereof, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

           (l) Termination. This Agreement, with respect to the Allright Holders, shall terminate, and be of no further force and effect, in the event that the Merger is not consummated for any reason.

           (m) Pooling. Central, the Carell Holders, AEW and Apollo shall use reasonable best efforts, with respect to the transactions contemplated by this Agreement, to cause the Merger to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and each party agrees that it shall take no action that would cause such accounting not to be obtained.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                             CENTRAL PARKING CORPORATION


                             By:  /s/  Monroe J. Carell, Jr.
                                ---------------------------------------------
                                Name:  Monroe J. Carell, Jr.
                                Title: Chief Executive Officer and
                                       Chairman of the Board

                             MONROE J. CARELL, JR.


                                     /s/  Monroe J. Carell, Jr.
                             ------------------------------------------------
                             THE CARELL CHILDREN'S TRUST

                             By: Equitable Trust Company, Successor Trustee
                                    U/A Monroe Carell, Jr.  dated 10/30/87


                             By:    /s/ M. Kirk Scobey, Jr.
                                ---------------------------------------------
                                Name:  M. Kirk Scobey, Jr.
                                Title: Executive Vice President

                             MONROE CARELL, JR. 1994 GRANTOR
                             RETAINED ANNUITY TRUST


                             By:    /s/ Monroe Carell, Jr.
                                ---------------------------------------------
                                Name:  Monroe Carell, Jr.
                                Title: Trustee U/A Monroe Carell, Jr.
                                       dated 9/22/94

                             MONROE CARELL, JR. 1995 GRANTOR
                             RETAINED ANNUITY TRUST


                             By:     /s/  Monroe Carell, Jr.
                                --------------------------------------------
                                 Name:  Monroe Carell, Jr.
                                 Title: Trustee U/A Monroe Carell,
                                        Jr. dated 2/7/95

                             THE 1996 CARELL GRANDCHILDREN'S TRUST
                             F/B/O JULIA CLAIRE STADLER


                             By:   /s/  L. Glenn Worley
                                ---------------------------------------------
                                Name:  L. Glenn Worley
                                Title: Co-Trustee U/A Monroe Carell, Jr.
                                       dated 2/20/96


                             By:    /s/ Kathryn Carell Brown
                                ---------------------------------------------
                                Name:  Kathryn Carell Brown
                                Title: Co-Trustee U/A Monroe Carell, Jr.
                                       dated 2/20/96


                             By:    /s/ Julia Carell Stadler
                                ---------------------------------------------
                                Name:  Julia Carell Stadler
                                Title: Co-Trustee U/A Monroe Carell, Jr.
                                       dated 2/20/96


                             By:    /s/  Edith Carell Johnson
                                ---------------------------------------------
                                Name:  Edith Carell Johnson
                                Title: Co-Trustee U/A Monroe Carell, Jr.
                                       dated 2/20/96

                             THE 1996 CARELL GRANDCHILDREN'S TRUST
                             F/B/O CARELL ELIZABETH BROWN


                             By:    /s/  L. Glenn Worley
                                ---------------------------------------------
                                Name:  L. Glenn Worley
                                Title: Co-Trustee U/A Monroe Carell, Jr.
                                       dated 2/20/96



                             By:    /s/  Kathryn Carell Brown
                                ---------------------------------------------
                                Name:  Kathryn Carell Brown
                                Title: Co-Trustee U/A Monroe Carell, Jr.
                                       dated 2/20/96


                             By:     /s/ Julia Carell Stadler
                                ---------------------------------------------
                                Name:  Julia Carell Stadler
                                Title: Co-Trustee U/A Monroe Carell, Jr.
                                       dated 2/20/96


                             By:    /s/  Edith Carell Johnson
                                ---------------------------------------------
                                Name:  Edith Carell Johnson
                                Title: Co-Trustee U/A Monroe Carell, Jr.
                                       dated 2/20/96

                             THE 1996 CARELL GRANDCHILDREN'S TRUST
                             F/B/O DAVID NICHOLAS BROWN



                             By:   /s/  L. Glenn Worley
                                ---------------------------------------------
                                Name:  L. Glenn Worley
                                Title: Co-Trustee U/A Monroe Carell, Jr.
                                       dated 2/20/96


                             By:   /s/  Kathryn Carell Brown
                                ---------------------------------------------
                                Name:  Kathryn Carell Brown
                                Title: Co-Trustee U/A Monroe Carell, Jr.
                                       dated 2/20/96


                             By:   /s/ Julia Carell Stadler
                                ---------------------------------------------
                                Name:  Julia Carell Stadler
                                Title: Co-Trustee U/A Monroe Carell, Jr.
                                       dated 2/20/96


                             By:   /s/ Edith Carell Johnson
                                ---------------------------------------------
                                Name:  Edith Carell Johnson
                                Title: Co-Trustee U/A Monroe Carell, Jr.
                                       dated 2/20/96

                             THE 1996 CARELL GRANDCHILDREN'S TRUST F/B/O
                             WILLIAM CARELL JOHNSON


                             By:   /s/ L. Glenn Worley
                                ---------------------------------------------
                                Name:  L. Glenn Worley
                                Title: Co-Trustee U/A Monroe Carell, Jr.
                                       dated 2/20/96


                             By:  /s/  Kathryn Carell Brown
                                ---------------------------------------------
                                Name:  Kathryn Carell Brown
                                Title: Co-Trustee U/A Monroe Carell, Jr.
                                       dated 2/20/96


                             By:   /s/ Julia Carell Stadler
                                ---------------------------------------------
                                Name:  Julia Carell Stadler
                                Title: Co-Trustee U/A Monroe Carell, Jr.
                                       dated 2/20/96


                             By:   /s/ Edith Carell Johnson
                                ---------------------------------------------
                                Name:  Edith Carell Johnson
                                Title: Co-Trustee U/A Monroe Carell, Jr.
                                       dated 2/20/96

                             THE 1996 CARELL GRANDCHILDREN'S TRUST F/B/O
                             GEORGE MONROE STADLER


                             By:   /s/ L. Glenn Worley
                                ---------------------------------------------
                                Name:  L. Glenn Worley
                                Title: Co-Trustee U/A Monroe Carell, Jr.
                                       dated 2/20/96


                             By:  /s/  Kathryn Carell Brown
                                ---------------------------------------------
                                Name:  Kathryn Carell Brown
                                Title: Co-Trustee U/A Monroe Carell, Jr.
                                       dated 2/20/96


                             By:   /s/ Julia Carell Stadler
                                ---------------------------------------------
                                Name:  Julia Carell Stadler
                                Title: Co-Trustee U/A Monroe Carell, Jr.
                                       dated 2/20/96


                             By:   /s/ Edith Carell Johnson
                                ---------------------------------------------
                                Name:  Edith Carell Johnson
                                Title: Co-Trustee U/A Monroe Carell, Jr.
                                       dated 2/20/96

                             THE CARELL FAMILY GRANDCHILDREN 1990 TRUST
                             F/B/O JULIA CLAIRE STADLER

                             By:  Equitable Trust Company, Successor Trustee
                                U/A Monroe Carell, Jr.  dated 12/26/90


                             By:    /s/ M. Kirk Scobey, Jr.
                                ---------------------------------------------
                                Name:  M. Kirk Scobey, Jr.
                                Title: Executive Vice President

                             THE CARELL FAMILY GRANDCHILDREN 1990 TRUST
                             F/B/O GEORGE MONROE STADLER

                             By: Equitable Trust Company, Successor Trustee U/A Monroe Carell, Jr. dated 12/26/90


                             By:    /s/ M. Kirk Scobey, Jr.
                                ---------------------------------------------
                                Name:  M. Kirk Scobey, Jr.
                                Title: Executive Vice President


                             THE CARELL FAMILY GRANDCHILDREN 1990 TRUST
                             F/B/O CARELL ELIZABETH BROWN

                             By: Equitable Trust Company, Successor Trustee U/A Monroe Carell, Jr. dated 12/26/90


                             By:    /s/ M. Kirk Scobey, Jr.
                                ---------------------------------------------
                                Name:  M. Kirk Scobey, Jr.
                                Title: Executive Vice President

                             THE CARELL FAMILY GRANDCHILDREN 1990 TRUST
                             F/B/O DAVID NICHOLAS BROWN

                             By:   Equitable Trust Company, Successor
                                   Trustee U/A Monroe Carell, Jr.
                                   dated 12/26/90


                             By:    /s/ M. Kirk Scobey, Jr.
                                ---------------------------------------------
                                Name:  M. Kirk Scobey, Jr.
                                Title: Executive Vice President

                             THE CARELL FAMILY GRANDCHILDREN 1990 TRUST
                             F/B/O WILLIAM CARELL JOHNSON

                             By: Equitable Trust Company, Successor Trustee U/A Monroe Carell, Jr. dated 12/26/90


                             By:    /s/ M. Kirk Scobey, Jr.
                                ---------------------------------------------
                                Name:  M. Kirk Scobey, Jr.
                                Title: Executive Vice President


                             THE CARELL FAMILY GRANDCHILDREN 1990 TRUST
                             F/B/O ANN SCOTT JOHNSON

                             By: Equitable Trust Company, Successor Trustee U/A Monroe Carell, Jr.
                                   dated 12/26/90


                             By:    /s/ M. Kirk Scobey, Jr.
                                ---------------------------------------------
                                Name:  M. Kirk Scobey, Jr.
                                Title: Executive Vice President


                             THE MONROE CARELL, JR.  FOUNDATION


                             By:    /s/  Monroe J. Carell, Jr.
                                ---------------------------------------------
                                Name:  Monroe J. Carell, Jr.
                                Title: President

                             THE KATHRYN CARELL BROWN FOUNDATION


                             By:  /s/  Kathryn Carell Brown
                                ---------------------------------------------
                                Name:  Kathryn Carell Brown
                                Title: Chairman, Board of Trustees

                             THE EDITH CARELL JOHNSON FOUNDATION


                             By:   /s/ Edith Carell Johnson
                                ---------------------------------------------
                                Name:  Edith Carell Johnson
                                Title: Chairman, Board of Trustees

                             THE JULIA CARELL STADLER FOUNDATION


                             By:   /s/ Julia Carell Stadler
                                ---------------------------------------------
                                Name:  Julia Carell Stadler
                                Title: Chairman, Board of Trustees

                             1997 CARELL ELIZABETH BROWN TRUST


                             By:   /s/ L. Glenn Worley
                                ---------------------------------------------
                                Name:  L. Glenn Worley
                                Title: Trustee U/A Kathryn Carell Brown and
                                       David H. Brown dated 12/23/97

                             1997 DAVID NICHOLAS BROWN TRUST


                             By:   /s/ L. Glenn Worley
                                ---------------------------------------------
                                Name:  L. Glenn Worley
                                Title: Trustee U/A Kathryn Carell Brown and
                                       David H. Brown dated 12/23/97

                             1997 WILLIAM CARELL JOHNSON TRUST


                             By:   /s/ L. Glenn Worley
                                ---------------------------------------------
                                Name:  L. Glenn Worley
                                Title: Trustee U/A Edith Carell Johnson and
                                       David B. Johnson dated 12/23/97


                             1997 ANN SCOTT JOHNSON TRUST


                             By:   /s/ L. Glenn Worley
                                ---------------------------------------------
                                Name:  L. Glenn Worley
                                Title: Trustee U/A Edith Carell Johnson and
                                       David B. Johnson dated 12/23/97

                             1997 GEORGE MONROE STADLER TRUST


                             By:   /s/ L. Glenn Worley
                                ---------------------------------------------
                                Name:  L. Glenn Worley
                                Title: Trustee U/A Julia Carell Stadler and
                                       George B. Stadler dated 12/23/97

                             1997 JULIA CLAIRE STADLER TRUST


                             By:   /s/ L. Glenn Worley
                                ---------------------------------------------
                                Name:  L. Glenn Worley
                                Title: Trustee U/A Julia Carell Stadler and
                                       George B. Stadler dated 12/23/97

                             APOLLO REAL ESTATE INVESTMENT FUND II, L.P.

                             By:  Apollo Real Estate Advisors II, L.P.,
                                  its general partner

                             By:  Apollo Real Estate Capital Advisors II,
                                  Inc., its general partner


                             By:    /s/ William S. Benjamin
                                ---------------------------------------------
                                  Name:  William S. Benjamin
                                  Title: Vice President


                             AEW PARTNERS, L.P.


                             By:  AEW/L.P., its general partner

                             By:  AEW, Inc., its general partner


                             By:      /s/ Marc Davidson
                                ---------------------------------------------
                                  Name:  Marc Davidson
                                  Title: Vice President